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As filed with the Securities and Exchange Commission on August 10, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ranger Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	81-5449572 (IRS Employer Identification No.)

800 Gessner Street, Suite 1000
Houston, Texas 77024
(713) 935-8900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Darron M. Anderson
Ranger Energy Services, Inc.
800 Gessner, Suite 1000
Houston, Texas 77024
(713) 935-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams Julian J. Seiguer Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	William J. Whelan, III Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019-7475 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-218139

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☒

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Class A common stock, par value $0.01 per share	991,379	$14.50	$14,374,995.50	$1,666.07

(1)
Represents only the additional number of shares of Class A common stock being registered and includes shares of Class A common stock issuable upon exercise of the underwriters' option to purchase additional shares of Class A common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-218139).

(2)
Based on the public offering price.

(3)
The Registrant previously paid $11,590.00 for the registration of $100,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on May 22, 2017 (File No. 333-218139) and an additional $405.65 for the registration of an additional $3,500,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on August 1, 2017 (File No. 333-218139). The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on August 11, 2017), that it will not revoke such instructions and that it has sufficient funds in such account to cover the amount of such filing fee.

          The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 Explanatory Note

        This registration statement is being filed with respect to the registration of additional shares of Class A common stock of Ranger Energy Services, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-218139), initially filed by Ranger Energy Services, Inc. with the Securities and Exchange Commission on May 22, 2017, as amended by Amendment No. 1 thereto filed on June 14, 2017, Amendment No. 2 thereto filed on July 5, 2017, Amendment No. 3 thereto filed on August 1, 2017, Amendment No. 4 thereto filed on August 3, 2017 and Amendment No. 5 thereto filed on August 7, 2017 (as so amended, the "Prior Registration Statement"), and which was declared effective on August 10, 2017, including the exhibits thereto, are incorporated herein by reference.

        The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

        All exhibits previously filed or incorporated by reference in the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-218139), are incorporated by reference into, and shall be deemed to be a part of this filing, except for those listed on the Exhibit Index immediately following the signature page hereto, which are incorporated by reference as if fully set forth herein.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 10, 2017.

Ranger Energy Services, Inc.
By:	/s/ DARRON M. ANDERSON
Darron M. Anderson
President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of August 10, 2017.

Name	Title

/s/ DARRON M. ANDERSON Darron M. Anderson	President, Chief Executive Officer and Director (Principal Executive Officer)
* Robert S. Shaw Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Merrill A. Miller Jr.	Chairman of the Board
* Brett Agee	Director
* Richard Agee	Director
* William M. Austin	Director
* Charles S. Leykum	Director

Name		Title

* Vivek Raj		Director
* Krishna Shivram		Director
*By:	/s/ DARRON M. ANDERSON Darron M. Anderson Attorney-in-fact

 INDEX TO EXHIBITS

Exhibit Number	Description
*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
*23.1	Consent of BDO USA, LLP
*23.2	Consent of BDO USA, LLP
*23.3	Consent of Whitley Penn LLP
*23.4	Consent of Hein & Associates LLP
*23.5	Consent of PricewaterhouseCoopers LLP
*23.6	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
*23.7	Consent of Coras Oilfield Research
*23.8	Consent of Spears & Associates
*23.9	Consent of Qittitut Consulting
**24.1	Power of Attorney (included on the signature page of the registration statement on Form S-1 (File No. 333-218139) filed on May 22, 2017)

*
Filed herewith.

**
Previously filed.

QuickLinks

Explanatory Note
Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS